Exhibit 15.1

May 11, 2020

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

RE: FILING ON THE MARCH 31, 2020 FORM 10-Q FOR TRUSTCO BANK CORP NY

Commissioners:

We are aware that our report dated May 8, 2020, on our review of the interim financial information of TrustCo Bank Corp NY for the three-month periods ended March 31, 2020 and 2019, included in TrustCo Bank Corp NY’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, is incorporated by reference in this Registration Statement on Form S-3.

Yours very truly,

/s/Crowe LLP